UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

|X| CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 1999

Commission File Number: 001-13657

                         STANDARD AUTOMOTIVE CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                 52-2018607
               --------                                 ----------
       (State of Incorporation)            (I.R.S. Employer Identification No.)

   321 Valley Road, Hillsborough, NJ                    08876-4056
   ---------------------------------                    ----------
(Address of principal executive offices)                (Zip Code)

            (908) 874-7778                                 3715
            --------------                                 ----
    (Registrant's telephone number)          (Primary Standard Industrial Code)

                                 Not applicable
                                 --------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Securities registered under Section 12(b) of the Exchange Act:

Title of each Class                    Name of each Exchange on which Registered
-------------------                    -----------------------------------------
Common Stock                           American Stock Exchange
8 1/2% Senior Convertible Redeemable   American Stock Exchange
Preferred Stock

                         STANDARD AUTOMOTIVE CORPORATION

Item 5. Acquisition and Disposition of Assets

      In June 1999, Standard Automotive Corporation ("Company") through its wholly owned subsidiary Critical Components Corporation ("CCC"), acquired substantially all of the assets of Ranor, Inc. ("Ranor") a fabricator of large precision assemblies for the aerospace, nuclear, industrial and military markets. The consideration paid for Ranor was $28,800,000, subject to final adjustment, of which $23,500,000 was paid in cash and $5,300,000 was paid in the form of three year, 6% interest only convertible subordinated notes of the Company. Management estimates that a material portion of the excess purchase price over net assets acquired will be allocated to property and equipment. The Company is in the process of obtaining independent appraisals to value the assets and determine their useful lives. Such determination should be completed by the end of September 1999. Funds to complete the Ranor acquisition were obtained by increasing the amounts outstanding under the Company's Credit Agreement as more fully described below. The acquisition has been accounted for as a purchase and, accordingly, the Company's first quarter financial statements ending June 30, 1999 reflected the activity of Ranor for the period from June 16, 1999 through June 30, 1999.

      In order for the Company to consummate the acquisition of Ranor, in June 1999, the Company obtained an increase in its existing credit facility arrangement from $40,000,000 to $68,125,000 through PNC Bank, NA and PNC Capital Markets. The Company's Credit Agreement, as amended, provides for Term Loans in the principal amount of $48,125,000 and a Revolving Loan in the principal amount of $20,000,000. The principal of the Term Loans is payable in two tranches of $23,125,000 and $25,000,000 in June 2004 and June 2005, respectively. Amounts outstanding under the Revolving Loan are payable in full in July 2002, subject to the Company's request, with the approval of the lenders, to extend the due date for one year, with a maximum extension of two one year periods.

Item 7. Financial Statements and Exhibits

      (a) The financial statements required to be filed with this Form 8-K for the acquisition of Ranor, Inc. for the Years Ended December 31, 1996, 1997 and 1998 are being filed herewith.

      (b) The pro forma financial information required to be filed with this Form 8-K was filed as part of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1999. A copy of the pro forma financial information is being filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STANDARD AUTOMOTIVE CORPORATION
         (Registrant)


/s/ Roy Ceccato                                  August 27 1999
-------------------------------------------
Roy Ceccato
Treasurer

2. Proforma Information (Unaudited)

      The following summarized, unaudited proforma information for the three months ended June 30, 1999 assumes that the acquisition of Ranor had occurred on April 1, 1999 (in thousands except per share data):

                                         SAC      Ranor   Adjustments   Proforma
                                         ---      -----   -----------   --------

Revenues, net                          $35,044   $ 4,890    $    --     $39,934
Operating income                         3,370     1,138       (544)      3,964
Net income                             $ 1,540   $ 1,008    $  (606)    $ 1,942
                                       =======   =======    =======     =======
Preferred dividend                         293        --         --         293
Basic net income per share             $  0.35                          $  0.45
                                       =======                          =======
Diluted net income per share           $  0.35                          $  0.44
                                       =======                          =======
Basic weighted average number
  of shares outstanding                  3,530        --        150       3,680
Diluted weighted average number
  of shares outstanding                  3,572        --        150       3,722


      The proforma operating results reflect estimated adjustments for amortization expense on intangibles arising from the acquisition, interest expense on the acquisition debt and the related tax effect.

      Proforma results of operations information is not necessarily indicative of the results of operations that would have occurred had the acquisitions been consummated as of April 1, 1999 or of future results of the combined companies.

                                   RANOR, INC.

                              FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                       AND

                          INDEPENDENT AUDITORS' REPORT

                                   RANOR, INC.

                              FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Independent  Auditors'  Report                                              1

Financial Statements:

   Balance Sheets                                                           2

   Statements of Earnings and Retained Earnings                             3

   Statements of Cash Flows                                                 4

   Notes to Financial Statements                                          5 - 11

                        Love, Bollus, Lynch & Rogers, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
                10 Mechanic Street Worcester, Massachusetts 01608
                  Telephone 508-755-7107 Facsimile 508-755-3896

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Ranor, Inc.

We have audited the accompanying balance sheets of Ranor, Inc. as of December 31, 1998 and 1997, and the related statements of earnings and retained earnings and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ranor, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for contract revenue in 1998.

Worcester, Massachusetts
February 20, 1999

                                   RANOR, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                                                       1998             1997
                                                       ----             ----

               Assets

Current assets
  Cash and cash equivalents                         $ 2,723,921      $ 2,711,504
  Marketable securities                                 520,321          350,503
  Accounts and notes receivable
    Trade                                             2,635,973        2,550,466
    Income taxes                                             --           17,467
    Other                                                    --          300,349
  Inventories                                           137,353           77,288
  Costs and estimated earnings in excess of
    billings on uncompleted contracts                 3,016,780          881,528
  Other current assets                                      905               --
                                                    -----------      -----------

      Total current assets                            9,035,253        6,889,105
                                                    -----------      -----------

Property, plant, and equipment                       11,728,300       10,186,195
Less:  Accumulated depreciation and amortization      8,819,658        8,516,803
                                                    -----------      -----------

                                                      2,908,642        1,669,392
                                                    -----------      -----------

                                                    $11,943,895      $ 8,558,497
                                                    ===========      ===========

                                                       1998             1997
                                                       ----             ----

    Liabilities and Stockholders' Equity

Current liabilities
  Current portion of capital lease obligation       $     7,568      $        --
  Accounts payable, trade                               482,152          531,844
  Accrued and other liabilities                         328,206          230,456
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                 1,475,757               --
                                                    -----------      -----------

      Total current liabilities                       2,293,683          762,300

Capital lease obligation, less current portion           30,375               --
Billings in excess of costs and estimated
  earnings on uncompleted contracts                   1,128,391        1,562,509
Deferred income taxes                                   112,000           79,000
                                                    -----------      -----------

                                                      3,564,449        2,403,809
                                                    -----------      -----------

Stockholders' equity
  Common stock
    Class A, no par value, 200 shares authorized,
      issued, and outstanding                            15,000           15,000
    Class B, no par value, 900 shares authorized,
      800 shares issued and outstanding                  60,000           60,000
  Additional paid-in capital                             99,801           99,801
  Retained earnings                                   8,204,645        5,979,887
                                                    -----------      -----------

                                                      8,379,446        6,154,688
                                                    -----------      -----------

                                                    $11,943,895      $ 8,558,497
                                                    ===========      ===========

                See accompanying notes to financial statements.

                                   RANOR, INC.

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                       1998               1997               1996
                                                       ----               ----               ----
Revenue                                            $ 17,713,802       $ 15,980,145       $ 14,702,555

Cost of revenue                                      11,719,213         10,975,179         10,138,428
                                                   ------------       ------------       ------------

Gross profit                                          5,994,589          5,004,966          4,564,127

Selling, general, and administrative expenses         2,040,157          2,165,008          2,570,146
                                                   ------------       ------------       ------------

Operating profit                                      3,954,432          2,839,958          1,993,981
                                                   ------------       ------------       ------------

Other income (expense)
  Investment and interest income                        228,642            169,987            115,458
  Unrealized gain on marketable securities               13,537             21,436              7,067
  Gain on sale of property and equipment                 29,067             15,770              3,678
  Gain on sale of assets held for sale                       --            105,912                 --
  Interest expense                                       (2,920)            (1,303)           (10,664)
                                                   ------------       ------------       ------------

                                                        268,326            311,802            115,539
                                                   ------------       ------------       ------------

Earnings before income taxes                          4,222,758          3,151,760          2,109,520

Income taxes                                            198,000            138,000             88,972
                                                   ------------       ------------       ------------

Net earnings                                          4,024,758          3,013,760          2,020,548

Retained earnings, beginning of year                  5,979,887          4,690,127          4,749,579

Distributions to stockholders                        (1,800,000)        (1,724,000)        (2,080,000)
                                                   ------------       ------------       ------------

Retained earnings, end of year                     $  8,204,645       $  5,979,887       $  4,690,127
                                                   ============       ============       ============

Earnings per share                                 $   4,024.76       $   3,013.76       $   2,020.55
                                                   ============       ============       ============

                See accompanying notes to financial statements.

                                   RANOR, INC.

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                             1998              1997              1996
                                                             ----              ----              ----
Cash flows from operating activities:
  Net earnings                                            $ 4,024,758       $ 3,013,760       $ 2,020,548
                                                          -----------       -----------       -----------
  Adjustments to reconcile net earnings to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                           340,564           277,253           254,073
      Deferred income taxes                                    33,000            56,000             3,000
      Gain on sale of property and equipment                  (29,067)          (15,770)           (3,678)
      Gain on sale of assets held for sale                         --          (105,912)               --
      Unrealized gain on marketable securities                (13,537)          (21,436)           (7,067)
      Interest accrued on notes receivable, officers               --                --           (14,659)
      (Increase) decrease in operating assets:
        Accounts receivable                                   232,309          (227,968)         (801,223)
        Inventories                                           (60,065)          (44,434)           10,764
        Other current assets                                     (905)               --                --
        Uncompleted contracts                              (1,093,613)         (600,811)          656,281
      Increase (decrease) in operating liabilities:
        Accounts payable, trade                               (49,692)          179,911            67,863
        Accrued and other liabilities                          97,750            71,306            (1,001)
                                                          -----------       -----------       -----------
          Total adjustments                                  (543,256)         (431,861)          164,353
                                                          -----------       -----------       -----------
          Net cash provided by (used in)
            operating activities                            3,481,502         2,581,899         2,184,901
                                                          -----------       -----------       -----------
Cash flows from investing activities:
  Purchases of marketable securities                         (156,281)         (137,902)          (59,817)
  Expenditures for property and equipment                  (1,565,578)         (419,768)         (282,742)
  Proceeds from sale of property and equipment                 58,000            20,000             9,000
  Expenditures for equipment held for resale                       --            (7,800)         (279,000)
  Proceeds from sale of equipment held for resale                  --           413,660            86,708
                                                          -----------       -----------       -----------
          Net cash provided by (used in)
            investing activities                           (1,663,859)         (131,810)         (525,851)
                                                          -----------       -----------       -----------
Cash flows from financing activities:
  Net borrowings (payments) on note payable, bank                  --           (90,000)           90,000
  Payment of capital lease obligations                         (5,226)               --                --
  Repayment of notes receivable, officers                          --           307,844                --
  Distributions to stockholders                            (1,800,000)       (1,724,000)       (2,080,000)
                                                          -----------       -----------       -----------
          Net cash provided by (used in)
            financing activities                           (1,805,226)       (1,506,156)       (1,990,000)
                                                          -----------       -----------       -----------
Net increase (decrease) in cash and cash equivalents           12,417           943,933          (330,950)

Cash and cash equivalents, beginning of year                2,711,504         1,767,571         2,098,521
                                                          -----------       -----------       -----------
Cash and cash equivalents, end of year                    $ 2,723,921       $ 2,711,504       $ 1,767,571
                                                          ===========       ===========       ===========

                 See accompanying notes to financial statements.

                                   RANOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of business

                  Ranor, Inc. is a job shop specializing in the fabrication and machining of high tolerance steel weldments. The Company serves many domestic markets, including U.S. Government agencies such as National Laboratories, the Department of Defense, the Department of Energy, and the paper, pulp and medical technology industries. The Company builds custom, unique products to customer specifications.

      Accounting estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

      Cash and cash equivalents

                  For purposes of these financial statements, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

      Credit risk

                  The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

                  Other financial instruments that expose the Company to concentrations of credit risk are accounts receivable, trade. The Company performs an evaluation of its customers' financial condition prior to acceptance of contracts and generally does not require collateral. Allowances are maintained for potential credit losses however, such losses have not been material in the past.

                  Revenue from the Company's largest customer was approximately $1,975,000 in 1998. Accounts receivable, trade from this customer as of December 31, 1998 was $964,000. No other single customer accounted for a material portion of revenue or accounts receivable, trade.

      Marketable securities

                  Marketable securities are comprised of mutual funds and are considered trading securities under the provisions of Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Such investments are carried at fair value. Unrealized holding gains and losses are included in earnings.

      Inventories

                  Inventories, which consist of raw steel purchased for future production, are valued at the lower of cost or fair value. Cost is determined on the basis of the first-in, first-out (FIFO) method.

                                   RANOR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Property, plant, and equipment

                  Property, plant, and equipment are carried at cost. Depreciation and amortization are computed using straight-line and accelerated methods.

      Revenue recognition

                  Prior to 1998, the Company recorded revenue using the completed contract method of accounting. The Company has experienced a significant shift in the size, duration and complexity of contracts with customers. During 1998, the Company switched its method of accounting for uncompleted contracts to the percentage of completion method. In accordance with generally accepted accounting principles, all periods presented in these financial statements have been restated to reflect this change.

                  Revenues from contracts are primarily recognized on the percentage-of-completion method, measured using the cost-to-cost methodology. Costs include direct engineering and manufacturing costs, applicable overheads, and special tooling and test equipment. Revenues and profits on uncompleted contracts are based on the Company's estimates to complete and are reviewed periodically, with adjustments recorded in the period in which the revisions are made. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Progress billings are made according to the terms of the contract.

                  The asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenue recognized in excess of amounts billed. The liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenue recognized.

      Advertising and promotion

                  All costs associated with advertising and promoting the Company are expensed in the year incurred. Advertising and promotion expense was approximately $40,000, $2,000 and $12,000 in 1998, 1997, and 1996, respectively.

      Income taxes

                  The Company has elected to be taxed for federal and state purposes as an S Corporation, whereby income is passed through to the stockholders and is taxed at the individual level. Accordingly, no federal and only certain state income taxes are provided in the financial statements.

      Impairment of long-lived assets

                  The Company reviews the carrying values of certain long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. Where indicated, the carrying value of such assets is reduced through a charge to earnings. The adjusted carrying values represent management's estimate of the amount expected to be recovered from these assets in the future.

      Earnings per share

                  Earnings per share are calculated on the weighted average of outstanding shares each year.

                                   RANOR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

      New accounting standards

                  In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS 130, "Reporting Comprehensive Income," which established standards for reporting and display of comprehensive income and its components. This statement requires a separate statement to report the components of comprehensive income for each period reported. The provisions of this statement are effective for fiscal years beginning after December 15, 1997. The adoption of this statement did not impact the Company's financial statements.

                  In June, 1997 the FASB also issued SFAS 131, "Disclosures About Segments of an Enterprise and Related Information." The standard requires that companies disclose "operating segments" based on the way management disaggregates the Company for making internal operating decisions. The new rules will be effective for the 1998 fiscal year. Abbreviated quarterly disclosure will be required beginning first quarter of 1999, with both 1999 and 1998 information. The adoption of this statement did not impact the Company's financial statements.

                  In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for fiscal years beginning after June 15, 1999. The Company does not currently utilize derivative instruments or engage in hedging activities. Accordingly, the adoption of this statement will not impact the Company's financial statements.

2 -   COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                  Costs and estimated earnings on uncompleted contracts consist of the following:

                                                        1998            1997
                                                        ----            ----

      Costs incurred on uncompleted contracts        $3,478,744      $  834,377
      Estimated earnings                              1,808,497         826,405
                                                     ----------      ----------

                                                      5,287,241       1,660,782
      Less:  Billings to date                         3,746,218         779,254
                                                     ----------      ----------

                                                     $1,541,023      $  881,528
                                                     ==========      ==========

                  These current contracts are included in the balance sheets as follows:

                                                      1998              1997
                                                      ----              ----

      Costs and estimated earnings in excess
        of billings on uncompleted contracts       $ 3,016,599       $   881,528

      Billings in excess of costs and estimated
        earnings on uncompleted contracts           (1,475,576)               --
                                                   -----------       -----------

                                                   $ 1,541,023       $   881,528
                                                   ===========       ===========

                                   RANOR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

2 -   COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS  (Continued)

                  In addition, the Company entered into several other production contracts in 1994 and 1995. According to the terms of the contracts, the Company acquired materials, commenced production and collected advance billings. In January of 1997, the contracts were placed on hold pending design approval by a U.S. regulatory agency. The customer subsequently declared bankruptcy and was in default on the contracts. All remaining costs and advance billings were accounted for on the completed contract method and are presented as long-term uncompleted contracts pending resolution of the matter. The amounts, classified as noncurrent, included in the accompanying balance sheets related to unresolved contracts, are as follows as of December 31:

                                                     1998              1997
                                                     ----              ----

      Costs incurred                              $   230,034       $ 1,090,824
      Less: Advance billings received               1,358,425         2,653,333
                                                  -----------       -----------

      Billings in excess of costs incurred        $(1,128,391)      $(1,562,509)
                                                  ===========       ===========

                  During 1997, the customer's interest in the contracts was assigned to a third party by the bankruptcy court. The Company contested the assignment pending resolution of damage claims asserted under cost escalation and stand-by clauses of the contracts. Certain of these claims were agreed to in 1997 and a settlement of $300,000 was recorded as additional revenue. The remaining claims were settled and approved by the bankruptcy court in 1998. Additional revenue of $285,669 was recorded in 1998 related to this settlement.

                  With these claims settled, the contract assignment and began to negotiate completion of the projects. During this process, certain contracts were cancelled and others were significantly modified. As the contracts were resolved, the Company recorded revenue under the percentage of completion method. The accompanying financial statements include the following activities related to these contracts:

                                    1998              1997              1996
                                    ----              ----              ----

      Revenue                    $1,143,866        $   57,020        $  679,383
      Cost of revenue               873,278           155,849           768,683
                                 ----------        ----------        ----------

      Gross profit (loss)        $  270,588        $  (98,829)       $  (89,300)
                                 ==========        ==========        ==========

3 -   PROPERTY, PLANT, AND EQUIPMENT

                  Property, plant, and equipment, together with estimated useful lives, consists of the following:

                                       Estimated
                                      Useful Lives          1998              1997
                                     -------------          ----              ----
      Building and improvements      15 - 35 years      $     590,442    $     544,252
      Leasehold improvements         15 - 35 years            357,491          297,539
      Machinery and equipment         5 - 10 years          8,889,109        8,741,721
      Motor vehicles                   3 - 5 years            354,232          354,232
      Furniture and fixtures          5 - 10 years            171,362          171,362
      Computer equipment               3 - 5 years             77,089           77,089
      Construction in progress                              1,288,575               --
                                                        -------------    -------------

                                                        $  11,728,300    $  10,186,195
                                                        =============    =============

                                   RANOR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

3 -   PROPERTY, PLANT, AND EQUIPMENT  (Continued)

                  Depreciation and amortization for property, plant, and equipment was $340,564, $261,836 and $241,573 in 1998, 1997 and 1996,
      respectively.

                  During 1998, the Company began an expansion of its facility. The cost of the new building and related equipment is currently estimated to be $5,400,000. As of December 31, 1998, the Company had incurred capital expenditures of $846,000 related to the new building and had made deposits of $443,000 on new equipment.

4 -   NOTE PAYABLE, BANK

                  The Company has a line of credit with a bank, secured by substantially all Company assets. The agreement provides for borrowings up to $1,500,000 based on a formula. There were no amounts outstanding on the line of credit as of December 31, 1998 and 1997, respectively.

5 -   CAPITAL AND OPERATING LEASES

                  The Company leases its operating facility from an entity affiliated through common ownership. In addition, certain equipment is leased under long-term lease agreements. The leases are classified as either operating or capital leases for financial statement purposes. Lease expense was approximately $257,600, $271,000 and $281,000 in 1998, 1997 and 1996, respectively.

                  Property, plant, and equipment assets acquired under capital leases includes the following as of December 31, 1998:

      Equipment                                                          $43,169
      Less: Accumulated amortization                                       2,158
                                                                         -------

                                                                         $41,011
                                                                         =======

                  The following is a schedule by years of future minimum lease payments under operating leases together with the present value of minimum lease payments for capital leases as of December 31, 1998.

                                                           Capital    Operating
      Year Ended December 31                                Leases      Leases
      ------------------                                   -------    ----------

            1999                                           $10,861     $ 286,123
            2000                                            10,861       283,850
            2001                                            10,861       274,618
            2002                                            10,861       252,000
            2003                                             1,810       252,000
                                                           -------    ----------

      Total minimum lease payments                          45,254    $1,348,591
      Less: Amounts representing interest                    7,311    ==========
                                                           -------

                                                            37,943
      Less: Current portion of capital lease obligation      7,568
                                                           -------

      Capital lease obligation, less current portion       $30,375
                                                           =======

                                   RANOR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

6 -   PROFIT SHARING PLAN

                  The Company has a profit sharing and 401(k) savings plan covering substantially all employees with more than one year of service. Contributions to the plan are made at the discretion of the Company's Board of Directors and were $138,426, $125,580 and $83,572 in 1998, 1997 and 1996, respectively.

7 -   INCOME TAXES

                  Income taxes consist of the following:

                                   1998             1997             1996
                                   ----             ----             ----

      State
        Current                  $165,000         $ 82,000         $ 85,972
        Deferred                   33,000           56,000            3,000
                                 --------         --------         --------

                                 $198,000         $138,000         $ 88,972
                                 ========         ========         ========

                  The temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities that give rise to significant portions of deferred income taxes related primarily to uncompleted contracts and depreciation and amortization.

8 -   RELATED PARTY TRANSACTIONS

                  The Company had the following balances and transactions with related parties:

                                            1998           1997           1996
                                            ----           ----           ----

      Notes receivable, officers          $     --       $     --       $307,844
      Interest income, officers                 --             --         14,659
      Rent expense, affiliate              252,000        252,000        252,000

9 -   STATEMENTS OF CASH FLOWS

                  Supplemental disclosures of cash flows information is as follows:

                                                1998         1997         1996
                                                ----         ----         ----
      Cash paid during the year for:

        Interest                              $  2,920     $  1,303     $ 10,664
        Income taxes                            68,864       76,858      160,631

                  During 1998, the Company acquired equipment totaling $43,169 under capital lease obligations.

                                   RANOR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

10 -  SUBSEQUENT EVENT

                  Subsequent to December 31, 1998, the Company's stockholders signed a letter of intent to sell substantially all of the Company's business assets to a third party.

11 -  RECLASSIFICATIONS

                  Certain amounts in the 1997 and 1996 financial statements have been reclassified to conform with the 998 presentation. Such reclassifications had no effect on net earnings.


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